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                            23.1 CONSENT OF KPMG LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Commonwealth National Bank:


We consent to the incorporation by reference in the registration statement on Form S-8 of CNB Financial Corp. of our report dated March 23, 2006, with respect to the consolidated balance sheets of CNB Financial Corp. and its subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2005 Annual Report on Form 10-KSB of CNB Financial Corp.


/s/ KPMG LLP

Boston, Massachusetts
March 26, 2007